For period ending:	June 30, 2003		Exhibit 99.77Q1(e)
File Number:		811-0936


FORM OF AMENDMENT NO. 2 TO SCHEDULE A
(To Investment Advisory Agreement dated July 1, 2002)

SCHEDULE A
UBS RELATIONSHIP FUNDS
1.	UBS Global Securities Relationship Fund
2.	UBS Global Aggregate Bond Relationship Fund
3.	UBS U.S. Large Cap Equity Relationship Fund
4.	UBS U.S. Intermediate Cap Relationship Fund
5.	UBS U.S. Value Equity Relationship Fund
6.	UBS U.S. Small Cap Equity Relationship Fund
7.	UBS Emerging Markets Equity Relationship Fund
8.	UBS U.S. Core Plus Relationship Fund
9.	UBS U.S. Bond Relationship Fund
10.	UBS Short Duration Relationship Fund
11.	UBS Enhanced Yield Relationship Fund
12.	UBS U.S. Treasury Inflation Protected Securities Relationship Fund
13.	UBS Short-Term Relationship Fund
14.	UBS Emerging Markets Debt Relationship Fund
15.	UBS Opportunistic Emerging Markets Debt Relationship Fund
16.	UBS Opportunistic High Yield Relationship Fund
17.	UBS Corporate Bond Relationship Fund
This Amendment has been agreed to as of this      day of
  , 2002 by the undersigned.
UBS RELATIONSHIP FUNDS	UBS RELATIONSHIP FUNDS


By:			By:
	Name:	Paul H. Schubert
Name:	David M. Goldenberg
	Title:	Treasurer and Principal
Title:	Vice President and
Accounting Officer	Secretary

UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.	UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.


By:			By:
	Name: 	Robert P. Wolfangel
Name:	Amy R. Doberman
	Title:	Executive Director and
Title:	Assistant Secretary
Chief Financial Officer